UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 29, 2010

PROVIDENT COMMUNITY BANCSHARES, INC.
(Exact name of Company as specified in its charter)

Delaware	1-5735	57-1001177
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2700 Celanese Road, Rock Hill, South Carolina  29732
(Address of principal executive offices, including zip code)

Company’s telephone number, including area code:  (803) 325-9400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

[  ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 29, 2010, Provident Community Bancshares, Inc. (the “Company”) reported it had received a letter from The NASDAQ Stock Market notifying the Company that, for 30 consecutive business days, the Company’s common stock had not maintained a minimum bid price of $1.00 per share as required for continued inclusion on The NASDAQ Capital Market by Listing Rule 5550(a)(2).

This Form 8-K is being amended to report that on January 28, 2011, the Company received a letter from The NASDAQ Stock Market notifying the Company that for the last ten consecutive business days the closing bid price of the Company’s common stock was at or greater than $1.00 per share.  As a result, the Company has achieved compliance with Listing Rule 5550(a)(2) and the Company’s shares will continue to trade on The NASDAQ Capital Market.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROVIDENT COMMUNITY BANCSHARES, INC. (Company)

Date: January 28, 2011	By:	/s/ Dwight V. Neese
Dwight V. Neese
President and Chief Executive Officer